                                                                     Exhibit 4.4



                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


          THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of , 1999, is by and between ftd.com inc., a Delaware corporation (the
"Company"), and Florists' Transworld Delivery, Inc., a Michigan corporation ("FTDI").

                                   RECITALS:

          WHEREAS, the Company has consummated an initial public offering of its Class A Common Stock;

          WHEREAS, pursuant to the Stock Subscription Agreement, the Company has issued to FTDI shares of Class B Common Stock representing Registrable Shares;

          WHEREAS, the Company has agreed to provide to FTDI certain registration rights with respect to such Registrable Shares; and

          WHEREAS, the Company and FTDI are entering into this Agreement to set forth the terms and conditions applicable to the grant and exercise of such registration rights;

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, FTDI and the Company do hereby agree as follows:

                                  AGREEMENTS:
                                  ----------

Section 1.     Definitions.
               -----------

               For the purposes of this Agreement the following terms shall have the following meanings:

               "Common Stock" shall mean the Company's Class A common stock, par value $.01 per share, and Class B common stock, par value $.01 per share, and any shares of such Common Stock issued or issuable with respect to any Class A Common Stock or Class B Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

               "Exchange Act" shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

               "Form S-3" means a Registration Statement on Form S-3 as promulgated by the SEC or any successor form that is substantially similar thereto.

               "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

               "Person" shall mean any individual, corporation, partnership, trust, joint stock company, business trust, unincorporated association, joint venture or other entity of any nature whatsoever.

               "Permitted Interruption" is defined in Section 8(a) hereof.

               "Prospectus" means the Prospectus included in any Registration Statement, as amended or supplemented by any Prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments and all material incorporated by reference in such Prospectus.

               "Registrable Shares" means: (i) shares of Common Stock now or hereafter issued by the Company to FTDI (including without limitation any shares of Class A Common Stock issued upon conversion of the Class B Common Stock),
(ii) shares of Class B Common Stock issued as, or upon the conversion or exercise of other securities issued as, a dividend or other distribution with respect to or in replacement of other Registrable Shares and (iii) any equity securities of the Company issued or issuable with respect to the securities referred to in clauses (i) and (ii) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Shares whenever such Person has the unqualified right to acquire such Registrable Shares (by conversion or otherwise, but disregarding any legal restrictions upon the exercise of such right), whether or not such acquisition has actually been effected. As to any particular Registrable Shares, once issued such Registrable Shares shall cease to be Registrable Shares when (a) a Registration Statement with respect to the sale of such Registrable Shares shall have become effective under the Securities Act and such Registrable Shares shall have been disposed of in accordance with such Registration Statement, (b) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act after a public offering, (c) they shall have been transferred pursuant to Rule 144A (or any successor provision) under the Securities Act or (d) they shall have ceased to be outstanding.

               "Registration Request" is defined in Section 2(a) hereof.

               "Registration Statement" means any appropriate Registration Statement of the Company in a registration that covers the sale of any of the Registrable Shares pursuant to the provisions of Sections 2, 3 or 4 of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

               "SEC" shall mean the Securities and Exchange Commission.

               "Securities Act" shall mean the Securities Act of 1933 and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

          "Stock Subscription Agreement" shall mean the Common Stock Subscription Agreement dated as of May 19, 1999 between FTDI and the Company.

Section 2.     Demand Registration

     (a) Registration Request. Subject to the provisions of Section 11, at any time and from time to time after the initial date that is 180 days after the date hereof, upon the written request to the Company (a "Registration Request") from FTDI that the Company effect the registration under the Securities Act of all or part of the Registrable Shares owned by FTDI, the Company will use its best efforts to effect the registration under the Securities Act of such Registrable Shares within 30 days after the giving of written notice of such Registration Request; provided, however, that the Registrable Shares covered by any such Registration Request shall have a reasonably anticipated aggregate price to the public of at least $3,000,000; provided further, that if, prior to the effective date of such registration, circumstances arise that would, after such date, constitute a Permitted Interruption, the Company shall be entitled to delay the Registration for a period not to exceed the Permitted Interruption. The Company will give FTDI not less than ten days prior written notice of its intention to comply with the provisions of this Section 2(a) and, in reasonable detail, the date and circumstances relating thereto. No other securities of the Company except Registrable Shares held by FTDI shall be included in a registration under this Section 2(a).

     (b)  Priority in Demand Registration. In a registration pursuant to this
Section 2 involving an underwritten offering, if the managing underwriter of such underwritten offering shall inform the Company and FTDI by letter of its belief that the amount of Registrable Shares to be included in such registration would adversely affect the ability to effect such offering, then the Company will be required to include in such registration only the amount of securities that it is so advised should be included in such offering. In such event, the Company will include in such registration prior to the inclusion of any securities that are not Registrable Shares the maximum number of Registrable Shares that in the opinion of such underwriters can be included in such offering.

     (c) Registration Statement Form. Registrations under this Section 2 shall be on such appropriate registration form of the SEC (i) as shall be selected by the Company and (ii) as shall permit the disposition of the Registrable Shares being registered in accordance with the intended method or methods of disposition specified in the Registration Request. The Company agrees to include in any such Registration Statement all information that, in the opinion of counsel to the underwriters and the Company, is required to be included.

     (d) Effective Registration Statement. A registration requested pursuant to this Section 2 shall not be deemed to have been effected (i) unless a Registration Statement with respect thereto has become effective and FTDI has sold at least seventy-five percent (75%) of the Registrable Shares included by them in such Registration Statement or (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other Governmental Authority for any reason not attributable to FTDI and has not thereafter become effective.

     (e)  Limitations on Demand Registrations. Notwithstanding anything in this
Section 2 to the contrary, in no event will (i) the Company be required to effect more than one registration pursuant to Section 2(a) within any 360-day period or (ii) FTDI be entitled to more than five registrations pursuant to Section 2(a), unless in the case of clauses (ii) above, FTDI agrees to pay all of the costs and expenses of each such additional registration (unless either (x) a registration so requested is not effected for a reason not attributable to FTDI or (y) the amount of Registrable Shares sought to be included by FTDI in such registration is reduced by more than 25% pursuant to the provisions of Section 2(b)).

     (f) Withdrawn Request. FTDI may withdraw a request for registration under this Section 2 at any time prior to the effective date of the Registration Statement related to such registration, provided that if it elects to remain liable for all expenses incurred in conjunction therewith then such withdrawn Registration Statement shall not be considered to be a demand registration for the purposes of Section 2(e).

Section 3.     Incidental Registration.

     (a) Right to Include Registrable Shares. If the Company at any time proposes or is requested to register any shares of Common Stock under the Securities Act (except registrations on such form(s) solely for registration of Common Stock in connection with any employee benefit plan or dividend reinvestment plan or a merger or consolidation), whether or not for sale for its own account, it will each such time as soon as practicable give written notice of its intention to do so to FTDI. Upon the written request (which request shall specify the total amount of Registrable Shares intended to be disposed of by
FTDI) of FTDI made within 30 days after the receipt of any such notice (15 days if the Company gives telephonic notice with written confirmation to follow promptly thereafter, stating that (i) such registration will be on Form S-3 and
(ii) such shorter period of time is required because of a planned filing date), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Shares held that the Company has been so requested to register for sale in the manner initially proposed by the Company. If the Company thereafter determines for any reason not to register or to delay registration of the Registrable Shares, the Company may, at its election, give written notice of such determination to FTDI and (x) in the case of a determination not to register, shall be relieved of the obligation to register such Registrable Shares in connection with such registration, without prejudice, however, subject to any right FTDI may have to request that such registration be effected as a registration under Section 2(a) and (y) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Shares of FTDI for the same period as the delay in registration of such other securities. No registration effected under this Section 3(a) shall relieve the Company of any obligation to effect a registration upon a Registration Request under Section 2(a).

     (b) Priority in Incidental Registration. In a registration pursuant to this Section 3 (and not involving a Registration Request) involving an underwritten offering, if the managing underwriter of such underwritten offering shall inform the Company and FTDI by letter of its belief that the amount of Registrable Shares to be included in such registration would adversely affect the ability to effect such offering, then the Company will be required to include in such registration only the amount of securities that it is so advised should be included in such offering. In such event: (i) in cases initially involving the registration for sale of Common Stock for the Company's own account, securities shall be registered in such offering as follows: (A) first, the securities the Company proposes to sell, (B) second, the Registrable Shares requested to be included in such registration that in the opinion of such underwriters can be sold and (C) third, other securities requested to be included in such registration; and (ii) in cases not initially involving the registration for sale of Common Stock for the Company's own account, securities shall be registered in such offering as follows: (A) first, the Registrable Shares requested to be included in such registration that in such opinion of such underwriters can be sold and (B) second, other securities requested to be included in such registration.

Section 4.     Form S-3 Registration.

               In case the Company shall receive from FTDI a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by FTDI, then the Company will:

     (a) Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of Registrable Securities as are specified in such request, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 4:

          (i)   if Form S-3 is not available for such offering by FTDI;

          (ii) if FTDI, together with any other holders of securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000; or

          (iii) notwithstanding Section 8(a), if the Company shall furnish to FTDI a certificate signed by the President or Chief Executive Officer of the Company stating that it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 Registration Statement no more than once during any twelve month period for a period of not more than 120 days after receipt of the request of FTDI under this
Section 4 or such earlier time as such a certificate could no longer be given in good faith.

     (b) Not Demand Registration. Form S-3 registrations shall not be deemed to be demand registrations as described in Section 2 above.

     (c) Number of Registrations. Notwithstanding anything to the contrary herein, the Company is obligated to effect only one registration on Form S-3 within any 360-day period pursuant to this Section 4.

     (d) Withdrawn Request. FTDI may withdraw its request for registration under this Section 4 at any time prior to the effective date of the Registration Statement related to such registration, provided that if it elects to remain liable for all expenses incurred in conjunction therewith then such withdrawn Registration Statement shall not be considered to be a Form S-3 registration for the purposes of this Section 4.

Section 5.     Registration Procedures.

               In connection with the Company's obligations pursuant to Sections 2, 3 and 4 hereof, the Company will use its best efforts to effect such registration and the Company will promptly:

     (a) prepare and file with the SEC as soon as practicable after request for registration hereunder the requisite Registration Statement to effect such registration and use its best efforts to cause such Registration Statement to become effective and to remain continuously effective until the earlier to occur of (i) 180 days following the date on which such Registration Statement is declared effective or (ii) the termination of the offering being made thereunder;

     (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such securities have been sold or such lesser period of time as the Company, any seller of such securities or any underwriter is required under the Securities Act to deliver a Prospectus in accordance with the intended methods of disposition by the sellers of such securities set forth in such Registration Statement or supplement to such Prospectus;

     (c) furnish to FTDI and the managing underwriter, if any, such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the Prospectus contained in such Registration Statement (including each preliminary Prospectus and any summary Prospectus) and any other Prospectus filed under Rule 424 under the Securities Act, as may reasonably be requested by FTDI;

     (d) use its best efforts (i) to register or qualify all securities covered by such Registration Statement under the securities or "blue sky" laws of such jurisdictions where an exemption is not available as FTDI shall reasonably request, (ii) to keep such registration or qualification in effect for so long as such Registration Statement remains in effect and (iii) to take any other action which may be reasonably necessary or advisable to enable FTDI to consummate the disposition in such jurisdictions of such securities; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject itself to taxation in any such jurisdiction or take any action that would subject it to general service of process in any such jurisdiction;

     (e) notify FTDI and the managing underwriter, if any, promptly, and confirm such advice in writing (i) when a Registration Statement, Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the registered securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event or information becoming known that requires the making of any changes in a Registration Statement or related Prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading,
(vi) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate and (vii) if at any time the representations and warranties of the Company made as contemplated by Section 5 cease to be true and correct;

     (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification of any of the registered securities for sale in any jurisdiction, at the earliest possible moment;

     (g) upon the occurrence of any event contemplated by clause (e) (v) above, prepare a supplement or post-effective amendment to the applicable Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the securities being sold thereunder, such Prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

     (h) use its best efforts to cause the Registrable Shares covered by the applicable Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary to enable FTDI or the underwriters, if any, to consummate the disposition of such Registrable Shares;

     (i) cause all Registrable Shares covered by the Registration Statement to be listed on each securities exchange or automated quotation system, if any, on which any securities of the same class as the Registrable Shares are then listed if requested by the managing underwriters, if any, or FTDI and entitled hereunder to be so listed;

     (j) cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD") and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD);

     (k) as soon as practicable prior to the filing of any document that is to be incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement) provide copies of such document to counsel to FTDI and to the managing underwriters, if any, and make the Company's representatives available for discussion of such document and consider in good faith making such changes in such document prior to the filing thereof as counsel for FTDI or the underwriters, if any, may reasonably request; and

     (l) provide and cause to be maintained a transfer agent and registrar for all Registrable Shares covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.

          The Company may require FTDI to furnish to the Company such information regarding FTDI and the distribution of such securities as the Company may from time to time reasonably request in writing in order to comply with the Securities Act.

          FTDI agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(e) (ii), (iii), (iv),
(v) or (vi) hereof, it will forthwith discontinue disposition pursuant to such Registration Statement of any Registrable Shares covered by such Registration Statement or Prospectus until their receipt of the copies of the supplemented or amended Prospectus relating to such Registration Statement or Prospectus or until they are advised in writing by the Company that the use of the applicable Prospectus may be resumed (and the period of such discontinuance shall be excluded from the calculation of the period specified in clause (x) of Section 5(a)) and, if so directed by the Company, will deliver to the Company (at the Company's expense, except as otherwise provided in Section 2(e)) all copies, other than permanent file copies then in their possession, of the Prospectus covering such securities in effect at the time of receipt of such notice. FTDI agrees to furnish the Company with a signed counterpart, addressed to the Company and the underwriters, if any, of an opinion of counsel for FTDI covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) as are customarily covered in opinions of selling stockholder's counsel delivered to the underwriters in underwritten public offerings of securities (and dated the dates such opinions are customarily dated) and such other legal matters as the Company or the underwriters may reasonably request.

Section 6.     Underwritten Offerings.

     (a) Demand Underwritten Offerings. In any underwritten offering pursuant to a registration requested under Section 2, the Company will use its best efforts to enter into an underwriting agreement for such offering with the underwriters selected by FTDI, such agreement and underwriters to be reasonably satisfactory in form and substance to the Company, FTDI and the underwriters and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type. FTDI shall be a party to such underwriting agreement and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of FTDI and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to FTDI's obligations. The Company may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of FTDI to and for the benefit of such underwriters shall also be made to and for the benefit of the Company with due regard to the amount of Registrable Shares being sold by FTDI and the nature of such representations, warranties and agreements and the underwriting.

     (b) Incidental Underwritten Offerings. If the Company at any time proposes to register any shares of its Common Stock under the Securities Act as contemplated by Section 3 and such shares of Common Stock are to be distributed by or through one or more underwriters, FTDI shall be a party to the underwriting agreement between the Company and such underwriters and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of FTDI and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to FTDI's obligations. The Company may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of FTDI to and for the benefit of such underwriters shall also be made to and for the benefit of the Company with due regard to the amount of Registrable Shares being sold by FTDI and the nature of such representations, warranties and agreements and the underwriting.

Section 7.     Preparation; Reasonable Investigation.

          In connection with the preparation and filing of each Registration Statement under the Securities Act pursuant to this Agreement, the Company will give FTDI, the underwriters and their respective counsel and accountants the opportunity (but such Persons shall not have the obligation) to participate in the preparation of such Registration Statement, each Prospectus included therein or filed with the SEC, and, to the extent practicable, each amendment thereof or supplement thereto, and will give each of them such access to its books and records (to the extent customarily given to the underwriters of the Company's securities), and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of FTDI's and the underwriters' respective outside counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

Section 8. Limitations, Conditions and Qualifications to Obligations under Registration Covenants.

          The obligations of the Company to use its best efforts to cause Registrable Shares to be registered under the Securities Act are subject to each of the following limitations, conditions and qualifications:

     (a) The Company shall be entitled to postpone for a reasonable period of time the filing or effectiveness of, or suspend the rights of FTDI to make sales pursuant to, any Registration Statement otherwise required to be prepared, filed and made and kept effective by it hereunder (but the duration of such postponement or suspension may not exceed the earlier to occur of (i) 15 days after the cessation of the circumstances requiring such postponement or suspension as described below or (ii) 120 days after the date of the determination of the Board of Directors referred to below, and the duration of such postponement or suspension shall be excluded from the calculation of the period specified in clause (i) of Section 5(a)) if the Board of Directors of the Company determines in good faith that the filing or effectiveness of, or sales pursuant to, such Registration Statement would impede, delay or interfere with any financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving the Company or any of its affiliates or require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential (each a "Permitted Interruption"). If the Company shall so delay the filing of a Registration Statement, it shall, as promptly as possible, notify FTDI of such determination, and FTDI shall have the right (y) in the case of a postponement of the filing or effectiveness of a Registration Statement, to withdraw the request for registration by giving written notice to the Company within ten days after receipt of the Company's notice or (z) in the case of a suspension of the right to make sales, to receive an extension of the registration period equal to the number of days of the suspension.

     (b) The Company shall not be required hereby to include Registrable Shares in a Registration Statement if, in the written opinion of outside counsel to the Company of recognized standing in securities law matters, the beneficial owners of such Registrable Shares seeking registration would be free to sell all of such Registrable Shares within the current calendar quarter without registration under Rule 144 under the Securities Act.

     (c) The Company's obligations shall be subject to the obligations of FTDI, which FTDI acknowledges, to furnish all information and materials and to take any and all actions as may be required under applicable federal and state securities laws and regulations to permit the Company to comply with all applicable requirements of the SEC and to obtain any acceleration of the effective date of such Registration Statement.

     (d) The Company shall not be obligated to cause any special audit to be undertaken in connection with any registration pursuant hereto unless such audit is requested by the underwriters with respect to such registration.

Section 9.   Expenses.

          Except as otherwise provided in Section 2(e), the Company will pay all reasonable out-of-pocket costs and expenses incurred in connection with each registration of Registrable Shares pursuant to this Agreement, including, without limitation, the reasonable fees and disbursements of a single firm of outside counsel retained by FTDI, any and all filing fees payable to the SEC, fees with respect to filings required to be made with stock exchanges, The Nasdaq Stock Market, Inc. or the NASD, printing expenses, fees and disbursements of counsel and accountants of the Company, including costs associated with comfort letters, and fees and expenses of other Persons retained by the Company, but excluding underwriters' expenses (including discounts, commissions or fees of underwriters and expenses included therein, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the securities being registered or legal expenses of any Person other than the Company and FTDI). The Company shall, in any event in all cases, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), and the expense of securities law liability insurance fees, if any.

Section 10.  Participation in Underwritten Registrations.

          FTDI may not participate in any underwritten registration hereunder unless FTDI (a) agrees to sell its securities on the basis provided in and in compliance with any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and to comply with Regulation M under the Exchange Act, and (b) completes and executes all questionnaires, appropriate and limited powers of attorney, escrow agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided that all such documents shall be consistent with the provisions hereof.

Section 11.  Rule 144.

          The Company hereby covenants that it will file in a timely manner all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and will take such further action as FTDI may reasonably request to the extent required from time to time to enable FTDI to sell Registrable Shares under Rule 144 under the Securities Act.

Section 12.  Holdback Agreements.

     (a) FTDI agrees that, with respect to any Registration Statement filed by the Company in connection with an underwritten public offering, it shall not effect any public sale or distribution of equity securities of the Company during the 30 days prior to or for a period of up to 180 days beginning on the effective date of such Registration Statement (except as part of such registration) if and to the extent reasonably requested in writing (with reasonable prior notice) by the managing underwriter of the underwritten public offering.

     (b) The Company agrees not to effect any primary public sale or distribution of any equity securities of the Company during the 30 days prior to and the 180-day period beginning on the effective date of any Registration Statement in which FTDI is participating in connection with an underwritten public offering of Registrable Shares if and to the extent reasonably requested in writing (with reasonable prior notice) by the managing underwriter of the underwritten public offering.

Section 13.  Indemnification.

     (a) Indemnification by the Company. In connection with any registration pursuant hereto in which Registrable Shares are to be disposed of, the Company shall indemnify and hold harmless, to the full extent permitted by law, FTDI and, when applicable, its officers, directors, stockholders, partners, agents and employees and each Person who controls FTDI (within the meaning of the Securities Act or the Exchange Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, including, without limitation, any loss, claim, damage, liability or expense resulting from the failure to keep a Prospectus current, except insofar as the same (i) are caused by or contained in any information relating to FTDI furnished in writing to the Company by FTDI expressly for use therein or (ii) are caused by FTDI's failure to deliver a copy of the current Prospectus simultaneously with or prior to such sale after the Company has furnished FTDI with a sufficient number of copies of such Prospectus correcting such material misstatement or omission or (iii) arise in respect of any offers to sell or sales made during any period when FTDI is required to discontinue sales under
Section 5(e) (and after FTDI has received the notice contemplated by Section 5(e)). The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of FTDI, and shall enter into an indemnification agreement with such Persons containing such terms, if requested.

     (b) Indemnification by FTDI. In connection with each Registration Statement effected pursuant hereto in which Registrable Shares are to be disposed of, FTDI shall indemnify and hold harmless, to the full extent permitted by law, the Company and its respective directors, officers, stockholders, partners, agents and employees and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in such Registration Statement or Prospectus or preliminary Prospectus or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission relates to FTDI and is contained in any information furnished in writing by FTDI to the Company expressly for inclusion in such Registration Statement or Prospectus. In no event shall the liability of FTDI hereunder be greater in amount than the dollar amount of the proceeds actually received by FTDI upon the sale of the securities giving rise to such indemnification obligation.

     (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall give prompt notice to the indemnifying party of any claim with respect to which it shall seek indemnification and shall permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the indemnifying party shall have agreed to pay such fees or expenses, or (ii) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (iii) in the opinion of outside counsel to such Person there may be one or more legal defenses available to such Person which are different from or in addition to those available to the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party because of a reason described in clause (iii) above, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party (or assumed by the indemnified party because of a reason described in clause (iii) above) without the consent of such indemnifying party. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one firm of counsel (and, if necessary, local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the written opinion of outside counsel to an indemnified party a conflict of interest as to the subject matter exists between such indemnified party and another indemnified party with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of additional counsel for such indemnified party.

     (d) Contribution. If for any reason the indemnification provided for herein is unavailable to an indemnified party or is insufficient to hold it harmless as contemplated hereby, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations; provided that in no event shall the liability of FTDI for such contribution and indemnification exceed, in the aggregate, the dollar amount of the proceeds received by FTDI upon the sale of securities giving rise to such indemnification and contribution obligation.

Section 14.    Miscellaneous.

               (a) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities that is inconsistent with the rights granted to FTDI in this Agreement.

               (b) Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

               (c) Waivers and Amendments. This Agreement may be amended or modified in whole or in part only by a writing that makes reference to this Agreement and is executed by FTDI and the Company. The obligations of any party hereunder may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party claimed to have given the waiver; provided, however, that any waiver by any party of any violation of, breach of, or default under any provision of this Agreement or any other agreement provided for herein shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement or any other agreement provided for herein.

               (d) Entire Agreement. This Agreement, the Stock Subscription Agreement and the other agreements and instruments expressly provided for herein and therein, together set forth the entire understanding of the parties hereto and supersede in their entirety all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, among the parties.

               (e) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

               (f) Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the internal substantive laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

               (g) Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

          i.   if to the Company,

               ftd.com inc.
               3113 Woodcreek Drive
               Downers Grove, IL  60515
               Attention:  President

          ii.  if to FTDI,

               Florists' Transworld Delivery, Inc.
               3113 Woodcreek Drive
               Downers Grove, IL  60515
               Attention:  President

          (h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together will constitute one and the same instrument.

          (i)  Successors and Assigns. Subject to the provisions of this clause
(i), this Agreement shall be binding upon and shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of FTDI. Notwithstanding anything herein to the contrary, the registration rights of FTDI under Section 2 hereof shall inure to the benefit of and be binding upon its successors and assigns; provided, however that (a) no party may be assigned any of the foregoing rights until the Company is given written notice by FTDI at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the particular rights in question are being assigned; and (b) any such assignee shall receive such assigned rights subject to al the terms and conditions of this Agreement. Notwithstanding anything to the contrary contained herein, no assignment of rights hereunder shall increase the obligations of the Company hereunder and, in any event, the Company shall not be obligated to effect more than one registration pursuant to Section 2 in any 12-month period.

          (j) Third Parties. This Agreement is for the sole benefit of the parties hereto and, except as provided in Section 13, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person or entity other than the parties hereto any rights or remedies under or by reason of this Agreement.

          (k) Headings. The headings in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

          IN WITNESS WHEREOF, the parties have duly executed, or have caused their duly authorized officer or representative to execute, this Agreement as of the date first above written.


                              ftd.com inc., a Delaware corporation



                              By: ______________________________________________
                              Its:______________________________________________



                              Florists' Transworld Delivery, Inc., a Michigan corporation



                              By: ______________________________________________
                              Its:______________________________________________